Exhibit 99.1

Hoku Corporation Reports Second Quarter Fiscal Year 2011 Results

HONOLULU, HI, November 4, 2010 – Hoku Corporation (NASDAQ: HOKU), a solar energy products and services company, today announced its financial results for the second quarter ended September 30, 2010 and provided a general update on its business.

Financial Results

Revenues for the quarters ended September 30, 2010 and 2009 were $1.2 million and $1.5 million, respectively.  Revenues for both periods were derived primarily from photovoltaic, or PV, system installation and related service contracts. As of September 30, 2010 deferred revenue of $361,000 was attributable to PV system installations and related service contracts.

Net loss for the quarter ended September 30, 2010, computed in accordance with U.S. generally accepted accounting principles, or GAAP, was $2.0 million, or $0.04 per diluted share, compared to $1.2 million, or $0.06 per diluted share, for the same period in fiscal 2010.

Non-GAAP net loss for the quarter ended September 30, 2010, which excludes the effect of stock-based compensation, was $1.8 million, or $0.03 per diluted share, compared to $959,000, or $0.05 per diluted share, for the same period in fiscal 2010. Non-GAAP net loss for the quarters ended September 30, 2010 and 2009 excludes non-cash stock-based compensation of $259,000 and $272,000, respectively. The accompanying schedules provide a reconciliation of net loss per share computed on a GAAP basis to net loss per share computed on a non-GAAP basis.

Summarizing the Company’s progress during the quarter, Scott Paul, president and chief executive officer of Hoku Corporation, said, "We continued executing on our business plan during the past quarter – growing Hoku Solar’s market share as a turnkey PV integrator and solar project developer, and progressing toward Hoku Materials’ goal of commissioning its polysilicon plant in Pocatello, Idaho. With the backing of Tianwei New Energy Holdings Co., Ltd., our majority stockholder, we secured additional debt financing from China Merchants Bank and China Construction Bank, allowing us to push forward with our construction efforts at our polysilicon plant.”

Business Updates

Hoku Materials Polysilicon Plant Update

Commenting on the Company's polysilicon subsidiary, Hoku Materials, Inc., Mr. Paul said, "We have made significant progress on the remaining construction of our facility. J.H. Kelly, our general contractor, now has more than 500 craftsmen on site each day, compared to a peak of approximately 150 during the second quarter of calendar year 2010. We expect to begin the commissioning process for the first 2,500 metric tons of production capacity in the first quarter of next calendar year.”

Mr. Paul continued, “As previously disclosed, the timing of financing drives the schedule of our plant construction.   We have received $152 million in debt capital for our plant in calendar year 2010, including $102 million between May and October, which has been used exclusively for plant construction and related expenses. Notwithstanding, we have revised our ramp-up timing, as we now plan to begin commissioning key systems and equipment in the first quarter of calendar year 2011. Subsequent to the commissioning process, we expect to commence our ramp up to commercial production in the second quarter of calendar year 2011.”

Mr. Paul commented on the Company’s current customer obligations, saying: “Given the relative tightness of the wafer and polysilicon markets, our customers are eager to start receiving our polysilicon. We are actively working with those customers to whom we have near-term deliveries scheduled so that we can either coordinate the interim delivery of third-party product, or mutually agree to delay first shipment until our plant is online.”

Regarding its financing for the project, during the quarter ended September 30, 2010, Hoku reported it had secured an aggregate of $25 million in additional debt financing through Tianwei-backed credit agreements with the New York branch of China Merchants Bank Co., Ltd. In October 2010, Hoku reported securing two additional loan facilities: a $13 million credit agreement with the New York branch of China Merchants Bank Co., Ltd., and a $29 million credit agreement with the Singapore branch of China Construction Bank, each of which is secured by standby letters of credit drawn by Tianwei.

Mr. Paul said, “We expect to complete the construction of the 2,500 metric ton plant, or Phase I, through the use of our available cash and the debt financing we have received. Tianwei is committed to helping us obtain additional financing for any additional Phase I construction costs, including any working capital needs or third-party polysilicon purchasing requirements.”

“In terms of additional financing,” continued Mr. Paul, “Once we begin shipments from our 2,500 metric tons plant, we expect to receive additional prepayments from certain of our existing customers, which will be used for construction costs incurred as we increase our production capacity to 4,000 metric tons per year.  To supplement these funds, we expect to raise additional construction and working capital through debt or equity offerings, or both, and possibly through prepayments from new customer contracts.  Tianwei has also agreed to continue its reasonable best efforts to assist us in obtaining financing for the second phase of construction.”

Hoku confirmed that it had invested $366 million as of September 30, 2010 in developing its polysilicon plant, but refrained from providing an update on the target budget for completing its polysilicon production facilities.  The Company also confirmed its intention to increase its annual polysilicon production capacity in calendar year 2011 from 2,500 metric tons to the full, planned 4,000 metric tons with on-site trichlorosilane, or Phase II.

“We previously estimated the total cost of construction would be approximately $410 million; however we have now determined that the total costs will be greater than our previous estimate,” said Mr. Paul.

Mr. Paul continued, “We are not yet providing revised guidance on our budget forecast for total costs for completion of Phase I, or total costs of our polysilicon plant through completion of Phase II for three reasons. First, we are taking a close look at opportunities to integrate advanced technology into our planned, Phase II capacity expansion, and we are still negotiating with vendors to determine the related costs.  Second, as it relates to our current construction efforts and budget, we are pre-investing in the equipment and facilities that will be required to support our expansion to 4,000 metric tons. As such, the total capital expended upon completion of the first 2,500 metric tons will not accurately reflect the capital cost per metric ton of installed capacity.  For example, the $366 million invested to date includes more than $29 million spent on licensing, engineering, and equipment for our second phase, to say nothing of the related construction expenses. Thus, this pre-investment has the effect of skewing our current budget. Finally, our engineering contract with Shaw, and our construction contract with J.H. Kelly are cost-plus contracts, rather than lump sum, or fixed cost contracts. As such, there is no guaranteed maximum cost. We plan on providing an updated estimate on our total construction costs during our next earnings call, when our vendor negotiations are expected to be complete.”

The Company provided an update on staffing in Pocatello, reporting a headcount of 62 in its Hoku Materials business unit as of September 30, 2010. Hoku said it expects to continue adding staff until reaching approximately 80 personnel in Pocatello by the end of calendar year 2010.

The Company also announced the appointment by its board of directors of (Mike) Tao Zhang, PhD as interim president of Hoku Materials.

“As we complete construction and prepare for operations in Pocatello, we are necessarily strengthening our Hoku Materials management team,” said Mr. Paul.  “In his new role, Dr. Zhang will report directly to me and be primarily responsible for managing our polysilicon business unit. Considering his background in silicon-related manufacturing and his dual role as Hoku board member and corporate vice president at Tianwei, he is uniquely positioned to help grow Hoku Materials during these final phases of construction and system commissioning. Dr. Zhang will continue in this interim role until we recruit and hire a permanent president of Hoku Materials, a process which is already underway.”

Prior to his election to Hoku’s board of directors in July 2010, Dr. Zhang played a key role in the business relationship between Hoku and Tianwei, having served as the corporate vice president of Tianwei New Energy Holdings Co., Ltd. since 2009. From 2007 to 2009, he served as the senior manager/director of Spansion Inc., a provider of flash memory products. From 2005 to 2007, he served as a staff technologist for Intel. From 2003 to 2005, he was a department manager, flash factory IE manager, and systems IE manager for Intel. From 2002 to 2003, Mike served as senior automation engineer for Intel.  Mike holds a bachelor's degree in mechatronics from Zhejiang University, a master's degree in mechanical and aerospace engineering (automation) from North Carolina State University, and both master's and doctoral degrees in industrial engineering and operations research from the University of California, Berkeley.

Mr. Paul commented, “We are extremely pleased to welcome Dr. Zhang to our management team, and look forward to leveraging his expertise and leadership in Pocatello.”

“As Dr. Zhang’s appointment illustrates, our relationship with Tianwei, our majority stockholder, continues to strengthen,” said Mr. Paul. “Beyond financing, Tianwei has made senior polysilicon experts available as visiting, on-site advisors to the Hoku team, and Tianwei has welcomed a delegation of our senior operators for training and technical collaboration at their polysilicon facilities in China. This direct support is invaluable as we look ahead to the near-term completion of our facility and the initiation of our production ramp.”

“All told, I think there are three key takeaways on our polysilicon plant,” said Mr. Paul. “We are almost complete with Phase I construction; we continue to have Tianwei’s full support for our project; and we expect to commence shipping in the second quarter of calendar year 2011.”

Hoku Solar Update

Commenting on Hoku Solar, Mr. Paul said, "During the past quarter, we continued to advance our PV integration business, including completing the major construction phases for a 339-kilowatt rooftop array for Diagnostic Laboratory Services.”

Mr. Paul said, “Hoku Solar also continues to make progress with its project development service offering. We are in various stages of providing PV design and advisory services for select clients, several of whom have a nationwide real estate footprint. To this end, we are working proactively with our customers and each island's utility company to systematically address the myriad technical and business challenges facing prospective solar investors and PV system hosts in Hawaii.  We are also pursuing opportunities to expand Hoku Solar on the U.S. mainland.”

“Finally, we were pleased to see the passage of the first two tiers of the three-tier feed-in tariff, or FIT rate structure in Hawaii,” concluded Mr. Paul. “While significant procedural and transactional issues persist, we are working with the utility and with our commercial real estate portfolio customers to pursue this opportunity aggressively. Assuming these remaining technical issues can be resolved in the near term, we believe we are well-positioned with a compelling project development model for rooftop and ground-based solar energy facilities. We look forward to further guidance from the Hawaii Public Utility Commission, and to the eventual passage of the third and largest FIT tier for projects over 500 kilowatts.”

The Company said it was adding staff in Hawaii to pursue these various opportunities, including sales personnel, project developers, design engineers, construction professionals and project managers.

Summary

Mr. Paul summarized the Company's prospects saying, "We continue to expect positive growth in both our polysilicon and PV installation businesses during the current fiscal year and beyond. We continue making rapid construction progress on-site in Pocatello, and we have substantially identified the funding required to begin commercial shipments in the second quarter of calendar year 2011. Perhaps most importantly, we continue to have the strong backing of Tianwei and their commitment to the eventual completion of our full 4,000 ton facility.”

“We are also very encouraged by progress in our solar business,” concluded Mr. Paul. “By pursuing vertical integration and focusing primarily on commercial, industrial and utility-scale projects, we are positioning ourselves much differently than most Hawaii-based solar integrators and developers; and, I believe we are beginning to see this longer-term strategy pay off. Our combined EPC and project development offering is gaining traction and provides our customers with direct benefits from our global solar industry presence, our strong vendor and supplier relationships, and our demonstrated experience with large scale and financed PV systems. We believe this is a scalable business model, and look forward to continued growth in Hawaii and expansion in the U.S. mainland.”

Conference Call Information

Hoku Corporation has scheduled a conference call on Thursday, November 4, 2010 at 5:00 p.m., Eastern Time, to discuss results for the Company's second quarter fiscal year 2011 ended September 30, 2010 and the Company's business outlook. All interested parties are invited to call-in. To participate, please call (877) 312-8619. A live webcast can also be accessed by going directly to the Company's website at www.hokucorp.com and selecting the conference call link on the home page. A playback of the webcast will be available on the Company's website until the Company's conference call to discuss its financial results for its third quarter fiscal year 2011.

About Hoku Corporation

Hoku Corporation (NASDAQ: HOKU) is a diversified clean energy products and services company with two business units: Hoku Materials and Hoku Solar. Hoku Materials plans to manufacture, market and sell polysilicon for the solar market from its plant currently under construction in Pocatello, Idaho. Hoku Solar markets and installs turnkey photovoltaic systems and provides related services. For more information, visit www.hokucorp.com.

Hoku, Hoku Solar, and the Hoku Corporation logo are trademarks of Hoku Corporation, and Hoku Materials is the trademark of Hoku Materials, Inc., all rights reserved. All other trademarks, trade names and service marks appearing in this press release are the property of their respective holders.

©Copyright 2010, Hoku Corporation, all rights reserved.

Contacts for Hoku Corporation:

Hoku Corporation
Tel: 808-682-7800
Email: ir@hokucorp.com

Forward-Looking Statements

This press release contains forward-looking statements that involve many risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as "anticipate," "believe," "can," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" and similar expressions intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements about the Company’s future growth, financing of the completion and operations of its polysilicon facility, financing support from Tianwei, the timing and completion of polysilicon facility milestones, and the timing of the commencement and ramping up of commercial production of polysilicon, and the Company’s ability to develop PV systems and compete in emerging solar markets.  These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the Company’s ability to secure additional financing necessary to complete its planned polysilicon production facility in Pocatello, Idaho; the Company’s receipt, if at all, of additional customer prepayments based on agreed-upon schedules and contingent upon the Company meeting certain milestones under its current polysilicon supply agreements; the Company’s ability to meet its polysilicon delivery commitments under its supply agreements; the Company’s ability to complete commissioning of the first 2,500 metric tons of capacity in the first quarter of calendar year 2011; the Company’s ability to ramp its production capacity for manufacturing in the second quarter of calendar year 2011 in accordance with its operating plan; the Company’s ability to install PV systems in Hawaii, including securing financing for such installations; and the risks, uncertainties and other factors disclosed in the Company’s most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. In evaluating these statements, you should specifically consider the risks described in the Company’s filings with the Securities and Exchange Commission, as applicable. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Use of Non-GAAP Financial Information

To supplement its financial statements presented on a GAAP basis, the Company uses non-GAAP measures of net loss and net loss per share, which are each adjusted to exclude expenses relating to non-cash stock-based compensation, which the Company believes is appropriate to enhance an overall understanding of its past financial performance and its future prospects. As the Company uses FASB ASC 718 to calculate its non-cash stock-based compensation expense, it believes that it is useful to investors to understand how the expenses associated with the application of FASB ASC 718 are reflected on its statements of operations. The Company further believes that where the adjustments used in calculating non-GAAP net loss and non-GAAP net loss per share are based on specific, identified charges that impact different line items in the statements of operations (including cost of service and license revenue, and sales, general and administrative expense), it is useful to investors to know how these specific line items in the statements of operations are affected by these adjustments. For its internal budgets and forecasting, the Company uses financial statements that do not include non-cash stock-based compensation expense. Our use of non-GAAP financial measures has limitations that include that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies.  For example, the terms used in this press release, non-GAAP net loss and non-GAAP net loss per share, do not have standardized meanings. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for this limitation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for net loss or net loss per share prepared in accordance with GAAP. Whenever the Company uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

HOKU CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except share and per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2010	2009	2010	2009
Service and license revenue	$1,185	$1,498	$2,115	$1,572
Total revenue	1,185	1,498	2,115	1,572

Cost of service and license revenue (1)	852	1,410	1,417	1,424
Total cost of revenue	852	1,410	1,417	1,424

Gross margin	333	88	698	148

Operating expenses:
Selling, general and administrative (1)	2,250	1,539	5,456	2,606
Total operating expenses	2,250	1,539	5,456	2,606

Loss from continuing operations	(1,917)	(1,451)	(4,758)	(2,458)

Interest and other income (loss)	(48)	217	138	253
Net loss from continuing operations	(1,965)	(1,234)	(4,620)	(2,205)

Discontinued operations:
Income from discontinued operations	—	—	—	51

Net loss	(1,965)	(1,234)	(4,620)	(2,154)

Net income (loss) attributable to the noncontrolling interest	46	(3)	74	(18)

Net loss attributable to Hoku Corporation	$(2,011)	$(1,231)	$(4,694)	$(2,136)

Basic net loss per share attributable to Hoku Corporation	$(0.04)	$(0.06)	$(0.09)	$(0.10)

Diluted net loss per share attributable to Hoku Corporation	$(0.04)	$(0.06)	$(0.09)	$(0.10)

Shares used in computing basic net loss per share	54,659,425	21,018,162	54,620,643	21,012,129

Shares used in computing diluted net loss per share	54,659,425	21,018,162	54,620,643	21,012,129

(1) Includes stock-based compensation as follows:
Cost of service and license revenue	$—	$3	$—	$7
Selling, general and administrative	259	269	580	428

HOKU CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30, 2010	March 31, 2010
Assets	(unaudited)
Cash and cash equivalents	$11,392	$6,962
Accounts receivable	233	249
Inventory	897	894
Costs of uncompleted contracts	422	93
Other current assets	354	856
Total current assets	13,298	9,054

Deferred cost of debt financing	982	1,175
Property, plant and equipment, net	369,070	287,975

Total assets	$383,350	$298,204

Liabilities and Equity
Accounts payable and accrued expenses	$28,285	$22,660
Deferred revenue	361	6
Deposits – Hoku Materials	15,342	11,134
Other current liabilities	230	204
Total current liabilities	44,218	34,004

Notes payable, net	113,798	37,709
Long-term debt (Deposits – Hoku Materials)	121,558	115,866

Total liabilities	279,574	187,579

Commitments and Contingencies
Equity:
Preferred stock, $0.001 par value. Authorized 5,000,000 shares; no shares issued and outstanding as of September 30, 2010 and March 31, 2010
Common stock, $0.001 par value. Authorized 100,000,000 shares; issued and outstanding 55,046,437 and 54,853,677 shares as of September 30, 2010 and March 31, 2010, respectively	55	54
Warrant to purchase 10,000,000 shares of common stock	12,884	12,884
Additional paid-in capital	115,197	114,748
Accumulated deficit	(25,295)	(20,601)
Total Hoku Corporation shareholders’ equity	102,841	107,085
Noncontrolling interest	935	3,540
Total equity	103,776	110,625
Total liabilities and equity	$383,350	$298,204

HOKU CORPORATION AND SUBSIDIARIES

Reconciliations from GAAP Net Loss and GAAP Net Loss per share to Non-GAAP Net Loss and Non-GAAP Net Loss per share
(Unaudited)
(in thousands, except share and per share data)

	Three Months Ended Sept 30,		Six Months Ended Sept 30,
	2010	2009	2010	2009
GAAP net loss attributable to Hoku Corporation	$(2,011)	$(1,231)	$(4,694)	$(2,136)
Stock-based compensation expense	259	272	580	435

Non-GAAP net loss attributable to Hoku Corporation	$(1,752)	$(959)	$(4,114)	$(1,701)

GAAP basic net loss per share attributable to Hoku Corporation	$(0.04)	$(0.06)	$(0.09)	$(0.10)
Basic stock-based compensation expense per share	0.01	0.01	0.01	0.02

Non-GAAP basic net loss per share attributable to Hoku Corporation	$(0.03)	$(0.05)	$(0.08)	$(0.08)

GAAP diluted net loss per share attributable to Hoku Corporation	$(0.04)	$(0.06)	$(0.09)	$(0.10)
Diluted stock-based compensation expense per share	0.01	0.01	0.01	0.02

Non-GAAP diluted net loss per share, attributable to Hoku Corporation	$(0.03)	$(0.05)	$(0.08)	$(0.08)